UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 16, 2021

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2021, the Board of Directors (the “Board”) of CleanSpark, Inc., a Nevada corporation (the “Company”), upon recommendation of the compensation committee of the Board (the “Compensation Committee”), approved (i) amendments to the executive employment agreements of Zachary Bradford, the Company’s Chief Executive Officer and President, Lori Love, the Company’s Chief Financial Officer, and S. Matthew Schultz, the Company’s Executive Chairman (collectively, the “Executives”), as more particularly described below, (ii) certain one-time cash and equity incentive grants to the Executives and (iii) adjusted certain company-wide equity incentive milestone targets. The Executives’ Employment Agreements, all of which were executed on October 26, 2020, were filed as exhibits to the Current Report on Form 8-K filed by the Company on October 28, 2020.

Amendment to Zachary Bradford’s Employment Agreement

Mr. Bradford’s Employment Agreement was amended to add an additional non-cash component to his base salary, retroactive to April 1, 2021, which shall consist of the payment of 0.6 Bitcoin per month of employment, or 7.2 Bitcoin per year. In the event that the Company ceases to mine Bitcoin for any reason, this addition shall automatically terminate, and the Company shall have no obligation to pay Mr. Bradford any additional Bitcoin pursuant to the amendment.

In addition to the incentive compensation that Mr. Bradford is entitled to under his Employment Agreement, for the fiscal year ended September 30, 2021, Mr. Bradford shall be also be entitled to receive the following based on certain milestones approved by the Board at the recommendation of the Compensation Committee for the current fiscal year: (i) an additional cash bonus in the amount of $100,000 based on the Company achieving certain annual gross revenues plus realized gains/losses, (ii) an additional cash bonus of $250,000 and the grant an aggregate of 150,000 restricted stock units based on certain Company market capitalization targets, (iii) and an additional cash bonus of $500,000 and the grant of an aggregate of 300,000 restricted stock units based on certain additional Company market capitalization targets.

The amendment to Mr. Bradford’s Employment Agreement does not alter, amend or supersede any other terms of his Employment Agreement, all of which shall continue in full force and effect.

Amendment to Lori Love’s Employment Agreement

Ms. Love’s Employment Agreement was amended to provide that, in addition to the incentive compensation that Ms. Love is entitled to under her Employment Agreement, for the fiscal year ended September 30, 2021, an additional cash bonus in the amount of $40,000 based on the Company achieving certain annual gross revenues plus realized gains/losses for the current fiscal year.

The amendment to Ms. Love’s Employment Agreement does not alter, amend or supersede any other terms of her Employment Agreement, all of which shall continue in full force and effect.

Amendment to S. Matthew Schultz’s Employment Agreement

Mr. Schultz’s Employment Agreement was amended to add an additional non-cash component to this base salary, retroactive to April 1, 2021, which shall consist of the payment of 0.5 Bitcoin per month of employment, or 6.0 Bitcoin per year. In the event that the Company ceases to mine Bitcoin for any reason, this addition shall automatically terminate, and the Company shall have no obligation to pay Mr. Schultz any additional Bitcoin pursuant to the amendment.

In addition to the incentive compensation that Mr. Schultz is entitled to under his Employment Agreement, for the fiscal year ended September 30, 2021, Mr. Schultz shall be also be entitled to receive the following based on certain milestones approved by the Board at the recommendation of the Compensation Committee for the current fiscal year: (i) an additional cash bonus in the amount of $80,000 based on the Company achieving certain annual gross revenues plus realized gains/losses, (ii) an additional cash bonus of $200,000 and the grant an aggregate of 100,000 restricted stock units based on certain Company market capitalization targets, (iii) and an additional cash bonus of $400,000 and the grant of an aggregate of 200,000 restricted stock units based on certain additional Company market capitalization targets.

The amendment to Mr. Schultz’s Employment Agreement does not alter, amend or supersede any other terms of his Employment Agreement, all of which shall continue in full force and effect.

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One-time Cash and Equity Incentive Bonuses; Compensation Committee Benchmark Adjustments

In addition to the foregoing, the Board, at the recommendation of the Compensation Committee, (i) approved certain changes to company-wide corporate milestones to better align w/ corporate goals for the fiscal year ending September 30, 2021 and (ii) approved additional one-time cash and equity incentive bonuses for their performance between October 1, 2020 and April 2021 as follows:

Zachary Bradford received a one-time cash incentive bonus of $2,350,000, a one-time grant of 50,000 fully-vested RSUs and 500,000 options to acquire shares of the Company’s common stock valued at $23.00 per share which vests monthly over 36 months.

Lori Love received a one-time cash incentive bonus of $470,000, a one-time grant of 15,000 fully-vested RSUs and 50,000 options to acquire shares of the Company’s common stock valued at $23.00 per share which vests monthly over 36 months.

S. Matthew Schultz received a one-time cash incentive bonus of $1,880,000, a one-time grant of 40,000 fully-vested RSUs and 400,000 options to acquire shares of the Company’s common stock valued at $23.00 per share which vests monthly over 36 months.

The additional equity incentive grants set forth above will be granted to the extent there are available shares under the Company’s 2017 Equity Incentive Plan (the “Plan”) with any remaining equity grants to be granted when the Company obtains shareholder approval to increase the shares available under the Plan.

The foregoing descriptions of the amendments to the Employment Agreements of Mr. Bradford, Ms. Love and Mr. Schultz do not purport to be complete, and are qualified in their entirety by reference to the complete text of such amendments, which will be filed as exhibits to the Company’s next periodic report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: April 16, 2021	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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